Exhibit 99.1

NEWS RELEASE

For more information, contact:
Al Cochran, Chief Financial Officer, (678) 839-5860,alcochran@greenwaymedical.com
Bob Kneeley, Vice President, Investor Relations, (678) 390-7262, bobkneeley@greenwaymedical.com

GREENWAY REPORTS THIRD-QUARTER 2012 RESULTS

Record Revenue of $32.9 Million Increased 52% YOY
Gross Margin of 55% for Quarter
Operating Income Margin of 7% for Quarter
Adjusted EBITDA Margin of 12% for Quarter

May 10,2012, Carrollton, Ga. – Greenway Medical Technologies, Inc. (NYSE: GWAY), provider of the integrated electronic health record (EHR), practice management and interoperability solution PrimeSUITE®, today announced its financial results for the three and nine months ended March 31, 2012.

“We are very pleased with our third-quarter results. We believe these results demonstrate the significant momentum in the business, illustrate the leverage in our model and show the tangible results that revenue mix and our margin-improvement initiatives have on gross margins,” said Tee Green, Greenway® president and chief executive officer. “Our strategies for growth and innovation are expected to continue driving sustainable revenue, earnings and cash flow growth for 2012 and beyond.”

Highlights

•	Third-quarter and YTD total revenue was $32.9 million and $87.6 million respectively, representing increases of 52% and 45% over the respective year-ago periods.

•	Third-quarter EPS of $0.06 per fullydiluted share.

•
Adjusted EBITDA was $4.0 million for the third quarter of FY2012. Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

Operating Results

Revenue for the three months ended March 31, 2012, was $32.9 million, a 52% increase as compared to revenue of $21.6 million for the three months ended March 31, 2011. For the nine months ended March 31, 2012, total revenue was $87.6 million, a 45% increase over revenue of $60.4 million for the year-ago period.

- more -
121 Greenway Blvd., Carrollton, GA 30117 • Tel: 770.836.3100 • Fax: 770.836.3200
www.greenwaymedical.com•info@greenwaymedical.com

Greenway Reports Third-Quarter 2012 Results
May 10, 2012

Gross profit for the three months ended March 31, 2012, was $18.0 million, compared to $11.6 million for the three months ended March 31, 2011. Gross profit for the nine months ended March 31, 2012, was $46.3 million, compared to $32.2 million for the year-ago period. Cost of goods sold in third-quarter 2012 included $826,000 increased amortization of acquired technology and software development costs as various projects are now available for market.

Operating income was $2.2 million and $1.3 million for the three and nine months ended March 31, 2012, respectively.  This compares to operating losses of ($287,000) and ($548,000) for the comparable periods of the prior year.

Net income for the three months ended March 31, 2012, was $1.4 million, or $0.06 per diluted share. Net income for the quarter reflects an effective tax rate of 41% including the effect of expensing miscellaneous payments to various state jurisdictions applicable to previous years. The Company estimates its effective tax rate for FY2012 will be approximately 40%. Comparison to the year-ago quarter is not particularly meaningful for net income or earnings per share, sincethere was a reversal of the full valuation allowance previously provided on net deferred tax assets, resulting in a $31.0 million tax benefit for the period.

As of March 31, 2012, the Companyhad $36.4 million in cash and short-term investments and no outstanding indebtedness.

Non-GAAP Measures

Adjusted EBITDA for the three months and nine months ended March 31, 2012 was $4.0 million and $6.2 million respectively, as compared to $444,000 and $1.4 million for the comparable periods of the prior year.

Non-GAAP adjusted net income for the three months ended March 31, 2012, was $1.8 million, or $0.08 per diluted share. For the nine months ended March 31, 2012, non-GAAP adjusted net income was $2.3 million or $0.14 per diluted share. Because of the effect of reversing the full valuation allowance on deferred tax assets in March 2011 and the effect of accretion on preferred stock,which isnow converted to common, the Company believes non-GAAP adjusted net income for the comparable prior periods of FY11 would not be particularly meaningful to investors.

The GAAP financial measures most directly comparable to each non-GAAP financial measure used, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed financial statements.See the Investors section of Company’s website at www.greenwaymedical.com for earnings press releases containing such non-GAAP reconciliations.

Greenway Reports Third-Quarter 2012 Results
May 10, 2012

Conference Call

Greenway will host a conference call today, Thursday,May 10, 2012 at 5 p.m. Eastern time to discuss the Company's earnings and other information. The call can be accessed by dialing (866) 362-4831 or (617) 597-5347 for international calls; the participant code is 18819966. For listen-only mode, participants should go to the Investors section of www.greenwaymedical.com prior to the call to register and download the necessary audio software.

An audio replay will be posted following the call and will be available from approximately 7 p.m. Eastern on May 10 through 11:59 p.m. Eastern on May 17. The replay will be accessible through a link on www.greenwaymedical.com/investors or by calling (888) 286-8010 or internationally (617) 801-6888. Replay code is 84961425.

About Greenway and PrimeSUITE

Greenway Medical Technologies, Inc. (NYSE: GWAY) delivers smarter solutions for smarter healthcare™. PrimeSUITE® — Greenway’s certified and fully integrated electronic health record, practice management and interoperability solution — helps improve care coordination, quality and cost-efficiency as part of a smarter, sustainable healthcare system. Thousands of providers across 30 specialties and sub-specialties use on-premise or cloud-based Greenway® solutions in physician practices, clinics and health systems. To learn more, go to greenwaymedical.com, Twitter, Facebook and YouTube, or email info@greenwaymedical.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

Forward-looking statements may include, but are not limited to, statements relating to the Company’s  outlook or expectations for earnings, revenues, expenses, asset quality, volatility of our common stock, financial condition or other future financial or business performance, strategies, expectations, or business prospects, or the impact of legal, regulatory or supervisory matters on its business, results of operations or financial condition, as well as factors that may affect its ability to execute on its strategy. Additionally, there may be other factors that could preclude the Company from realizing the predictions made in the forward-looking statements. Greenway operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors or assess the impact, if any, of such factors on our financial position or results of operations. Any forward-looking statements in this press release are made as of today’s date, and Greenway undertakes no duty to update or revise any such statements. Factors that could cause actual results to differ materially from forward-looking statements are described in Greenway’s SEC filings, including its prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the SEC on February 2, 2012, as well as its most recent Form 10-Q.

Greenway, the Greenway logo and PrimeSUITE are registered trademarks and the phrase “smarter solutions for smarter healthcare” is a trademark of Greenway Medical Technologies, Inc. All rights reserved. Other product or company names may be marks of their respective owners.

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Greenway Reports Third-Quarter 2012 Results
May 10, 2012

Greenway Medical Technologies, Inc.

Condensed Balance Sheets – Unaudited
(Amounts in Thousands)

	March 31,	June 30,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$5,060	$5,722
Short-term investments	31,324	10,447
Accounts receivable, net of $719 and $585 allowance for doubtful accounts at March 31, 2012 and June 30, 2011 (unaudited), respectively	23,399	18,112
Inventory	582	460
Prepaids and other current assets	3,137	1,705
Deferred tax assets	1,822	476
Total current assets	65,324	36,922
Property and equipment, net	17,079	9,632
Acquired intangibles, net	542	-
Software development cost, net	14,624	6,811
Deferred tax assets - noncurrent	26,898	28,751
Goodwill	440	-
Other assets	40	40
Total assets	$124,947	$82,156

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$10,958	$7,902
Accrued liabilities	8,786	5,900
Deferred revenue	9,507	8,672
Total current liabilities	29,251	22,474

Obligation for purchased technology	138	349
Convertible preferred stock, at fair value	-	158,817
Shareholders’ equity (deficit):
Common stock	3	11,498
Additional paid-in capital	236,474	59,038
Accumulated deficit	(140,919)	(170,020)
Total shareholders’ equity (deficit)	95,558	(99,484)
Total liabilities, convertible preferred stock and shareholders’ equity (deficit)	$124,947	$82,156

Greenway Reports Third-Quarter 2012 Results
May 10, 2012

Greenway Medical Technologies, Inc.

Condensed Statements of Operations – Unaudited
(In Thousands except Share and Per Share Data)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2012	2011	2012	2011

Revenue:
System sales	$10,271	$6,727	$26,125	$19,782
Training and consulting services	7,643	4,434	20,547	12,201
Support services	8,741	5,802	23,508	16,011
Electronic data interchange and business services	6,210	4,639	17,458	12,438
Total revenue	32,865	21,602	87,638	60,432
Cost of revenue (Note 1):
System sales	2,558	1,587	7,166	5,199
Training and consulting services	5,355	3,386	14,347	9,472
Support services	2,691	1,846	7,620	4,750
Electronic data interchange and business services	4,226	3,162	12,201	8,786
Total cost of revenue	14,830	9,981	41,334	28,207
Gross profit	18,035	11,621	46,304	32,225
Operating expenses (Note 1):
Sales, general and administrative	11,802	9,623	33,962	27,145
Research and development	4,021	2,285	11,029	5,628
Total operating expenses	15,823	11,908	44,991	32,773
Operating income (loss)	2,212	(287)	1,313	(548)
Interest income (expense), net	50	8	42	33
Other (expense), net	65	(22)	(22)	(52)
Income (loss) before provision for income taxes	2,327	(301)	1,333	(567)
Provision (benefit) for income taxes	948	(30,975)	628	(30,944)
Net income (loss)	1,379	30,674	705	30,377
Preferred stock dividends and accretion	-	(13,232)	28,395	(39,728)
Income (loss) available to common shareholders	$1,379	$17,442	$29,100	$(9,351)
Per share data:
Net income (loss) per share available to common shareholders:
Basic	$0.06	$1.50	$1.89	$(0.81)
Diluted	$0.06	$1.46	$0.04	$(0.81)
Weighted average number of common shares outstanding:
Basic	22,859,440	11,606,520	15,410,220	11,561,887
Diluted	24,130,778	21,073,852	16,738,678	11,561,887

Note 1 - Includes stock-based compensation in the following amounts:
Cost of revenue:
System sales	$3	$1	$9	$7
Training and consulting services	34	15	245	74
Software support services	15	13	97	37
Electronic data interchange and business services	6	-	49	9
Total cost of revenue	58	29	400	127
Operating expenses:
Sales, general and administrative	218	427	775	1,059
Research and development	68	50	656	154
Total operating expenses	286	477	1,431	1,213
Total stock-compensation expense	$344	$506	$1,831	$1,340

Greenway Reports Third-Quarter 2012 Results
May 10, 2012

Greenway Medical Technologies, Inc.

Condensed Statements of Cash Flows – Unaudited
(Amounts in Thousands)

	Nine Months Ended
	March 31,	March 31,
	2012	2011

Cash flows from operating activities:
Net income	$705	$30,377
Adjustments to reconcile net income to net cash provided by operating activities:
Net stock compensation expense	1,831	1,340
Deferred income tax provision (benefit)	507	(31,000)
Depreciation and amortization	2,928	635
Provision for bad debts	1,017	538
Reduction in obligation for acquired technology	(100)	-
Changes in current assets and liabilities:
Accounts receivable	(6,304)	(1,626)
Inventory	(122)	(260)
Prepaids and other current assets	(1,432)	(425)
Accounts payable and accrued liabilities	4,988	1,275
Deferred revenue	835	3,562
Net cash provided by operating activities	4,853	4,416
Cash flows from investing activities:
Purchase of short-term investments	(26,566)	(10,507)
Sales of short-term investments	5,689	-
Purchases of property and equipment	(6,250)	(2,660)
Business combination to acquire technology and other assets	(3,000)	-
Capitalized software development cost	(8,966)	(3,295)
Net cash used in investing activities	(39,093)	(16,462)
Cash flows from financing activities:
Payments on capital leases	-	(12)
Payments on obligation for acquired technology	(111)	-
Proceeds from exercise of stock options and warrants	611	418
Payments in connection with preferred stock conversion	(23,300)
Sale of common stock, net of issue costs and expenses	56,378	-
Net cash provided by financing activities	33,578	406
Net decrease in cash and cash equivalents	(662)	(11,640)
Cash and cash equivalents at beginning of period	5,722	19,179
Cash and cash equivalents at end of period	$5,060	$7,539
Supplemental cash flow information:
Cash paid for interest	$4	$9
Cash paid for taxes	$120	$300

Non-cash investing and financing activities:
Conversion of preferred stock	$135,517	$-
Common stock and obligations for future payments at fair value,
given in exchange for acquisition of technology	$954	$860
Reduction in obligation for acquired technology	$100	$-

Greenway Reports Third-Quarter 2012 Results
May 10, 2012

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
(Unaudited, in thousands, except share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company in describing its financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the Company’s operations, investors are reminded to consider these non-GAAP measures in addition to, and not a substitute for, financial performance measures in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA
(Unaudited, in thousands)

Set forth below is a presentation of the Company’s “non-GAAP Adjusted EBITDA” and the “non-GAAP Adjusted Margin” which is non-GAAP Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011

Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$1,379	$30,674	$705	$30,377
Stock-based compensation	344	506	1,831	1,340
Acquisition costs	-	-	123	-
Depreciation and amortization	1,353	247	2,962	635
Interest (income) expense, net	(50)	(8)	(42)	(33)
Provision (benefit) for income taxes	948	(30,975)	628	(30,944)
Non-GAAP adjusted EBITDA	$3,974	$444	$6,207	$1,375

Non-GAAP adjusted EBITDA margin	12%	3%	7%	2%

Greenway Reports Third-Quarter 2012 Results
May 10, 2012

Non-GAAP Adjusted Net Income
(Unaudited, in thousands except share and per share amounts)

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011

Non-GAAP adjusted net income (loss)
GAAP net income (loss)	$1,379	$30,674	$705	$(9,351)

Add: Stock-based compensation	344	506	1,831	1,340
Add: Acquisition costs	-	-	123	-
Add: Amortization of purchased intangibles	380	86	749	115
Subtotal of tax deductible items	724	592	2,703	1,455
Less: tax impact of tax deductible items (40% rate)	(290)	(236)	(1,081)	(582)
Non-GAAP adjusted net income	$1,813	$31,030	$2,327	$(8,478)

Weighted average number of shares - diluted	24,130,778	21,073,852	16,738,678	11,561,887

Non-GAAP adjusted net income per diluted share	$0.08	$1.48	$0.14	$(0.73)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011

GAAP net income per share - diluted	$0.06	$1.46	$0.04	$(0.81)

Add: Stock-based compensation	$0.01	$0.02	$0.11	$0.12
Add: Acquisition costs	$-	$-	$0.01	$-
Add: Amortization of purchased intangibles	$0.02	$0.01	$0.04	$0.01
Subtotal of tax deductible items	$0.03	$0.03	$0.16	$0.13
Less: tax impact of tax deductible items (40% rate)	$(0.01)	$(0.01)	$(0.06)	$(0.05)
Non-GAAP adjusted net income per share - diluted	$0.08	$1.48	$0.14	$(0.73)

Explanation of Non-GAAP Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management believes that investors may wish to consider the impact of certain non-cash or non-recurring items as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that may vary in frequency and impact on continuing operations. Management also results of operations before such items to evaluate operating performance, compare performance against past periods and as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate operating results and trends by eliminating certain non-cash expenses and other items that management believes might complicate comparisons with prior periods, obscure current trends or reduce the ability to make useful forecasts. Management believes that these non-GAAP measures provide additional means of evaluating performance, period-over-period. In addition, management understands that some investors and financial analysts find this information useful in analyzing the Company’s financial and operational performance and comparing such performance to peers and competitors.

Greenway Reports Third-Quarter 2012 Results
May 10, 2012

Non-GAAP Adjusted EBITDA is defined as income before interest, income taxes, depreciation and amortization, acquisition costs and stock-based compensation. It is presented as a supplemental measure of the Company’s performance. However, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

Non-GAAP Adjusted Net Income is defined as net income before stock-based compensation, acquisition costs and amortization of purchased intangibles and any tax impact related to these items. Non-GAAP Adjusted Net Income Per Diluted Share is defined as Non-GAAP Adjusted Net Income divided by the weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be useful indicators of the Company’s performance and a measure of historical trends.

The following items are excluded from non-GAAP Adjusted Net Income and related Per Diluted Share financial measures referenced above, and the reasons therefor are:

•
Stock-based compensation –Excluded because these are non-cash expenses that management does not consider useful in assessing ongoing operating results or performance of the business, and also because the amount of the expense is not totally within the Company’s control because it is based on factors such as stock price, volatility and interest rates which may be unrelated to the Company’s performance during the period the expense is incurred.

•
Amortization of purchased intangibles – Purchased intangibles are amortized over their estimated useful life and generally cannot be influenced after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charges does not accurately reflect the performance for the period in which such charge is incurred.

•
Acquisition Costs – Costs associated with acquisitions are non-recurring and related specifically to a subject acquisition. Accordingly, management does not believe that they reflect the underlying performance of ongoing business operations for the period incurred.